Exhibit 21.1

Significant Subsidiaries of UBS Group AG

Name of Subsidiary	Jurisdiction

UBS AG	Switzerland

UBS Americas Holding LLC	United States

UBS Americas Inc.	United States

UBS Asset Management (Americas) Inc.	United States

UBS Asset Management (Hong Kong) Limited	Hong Kong SAR, China

UBS Asset Management AG	Switzerland

UBS Asset Management Life Ltd.	United Kingdom

UBS Asset Management Switzerland AG	Switzerland

UBS Bank USA	United States

UBS Business Solutions AG	Switzerland

UBS Business Solutions US LLC	United States

UBS Credit Corp.	United States

UBS Europe SE	Germany

UBS Financial Services Inc.	United States

UBS Fund Management (Luxembourg) S.A.	Luxembourg

UBS Fund Management (Switzerland) AG	Switzerland

UBS O’Connor LLC	United States

UBS Realty Investors LLC	United States

UBS Securities Australia Ltd.	Australia

UBS Securities Hong Kong Limited	Hong Kong SAR, China

UBS Securities Japan Co., Ltd.	Japan

UBS Securities LLC	United States

UBS SuMi TRUST Wealth Management Co., Ltd.	Japan

UBS Switzerland AG	Switzerland

UBS (France) S.A.	France

UBS (Monaco) S.A.	Monaco